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                                                                   EXHIBIT 21.01


                                  SUBSIDIARIES





    Concord Communications Securities Corporation
    600 Nickerson Road
    Marlboro, MA  01752

    Empire Technologies, Inc.
    2675 Pacers Ferry Road, Suite 150
    Atlanta, GA  30339

    Concord Communications International, Inc.
    600 Nickerson Road
    Marlboro, MA 01752

    CCA Holdings, Inc.
    600 Nickerson Road
    Marlboro, MA 01752